UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2008
Federal National Mortgage Association
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-50231	52-0883107
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

3900 Wisconsin Avenue, NW		20016
Washington, DC		(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: 202-752-7000
(Former Name or Former Address, if Changed Since Last Report):
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
The information required by this Item is incorporated into this Item 1.01 by reference to the section captioned “Treasury Senior Preferred Stock Purchase Agreement and Related Issuance of Senior Preferred Stock and Common Stock Warrant” under Item 8.01 below.

Item 1.03	Bankruptcy or Receivership.
The information required by this Item is incorporated into this Item 1.03 by reference to Item 3.03 and the section captioned “Conservatorship” under Item 8.01 below.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
The information required by this Item is incorporated into this Item 3.01 by reference to the section captioned “New York Stock Exchange Matters” under Item 8.01 below.

Item 3.02	Unregistered Sales of Equity Securities.
The information required by this Item is incorporated into this Item 3.02 by reference to the section captioned “Treasury Senior Preferred Stock Purchase Agreement and Related Issuance of Senior Preferred Stock and Common Stock Warrant” under Item 8.01 below.

Item 3.03	Material Modifications to Rights of Security Holders.
The rights of holders of our common and preferred stock have been materially limited by the entry of Fannie Mae (formally, the Federal National Mortgage Association) into conservatorship on September 6, 2008. The rights of holders of our common and preferred stock also have been materially limited by the Senior Preferred Stock Purchase Agreement entered into by Fannie Mae, through the Federal Housing Finance Agency (“FHFA”), in its capacity as Conservator, on September 7, 2008, as well as by Fannie Mae’s issuance pursuant to such agreement of Variable Liquidation Preference Senior Preferred Stock, Series 2008-2 (the “Senior Preferred Stock”) and a warrant for the purchase of Fannie Mae common stock (the “Warrant”). The outstanding series of Fannie Mae preferred stock that have been materially limited are the following: (i) 5.25% Non-Cumulative Preferred Stock, Series D; (ii) 5.10% Non-Cumulative Preferred Stock, Series E, (iii) Variable Rate Non-Cumulative Preferred Stock, Series F; (iv) Variable Rate Non-Cumulative Preferred Stock,

Series G; (v) 5.81% Non-Cumulative Preferred Stock, Series H; (vi) 5.375% Non-Cumulative Preferred Stock, Series I, (vii) 5.125% Non-Cumulative Preferred Stock, Series L, (viii) 4.75% Non-Cumulative Preferred Stock, Series M; (ix) 5.50% Non-Cumulative Preferred Stock, Series N, (x) Non-Cumulative Preferred Stock, Series O; (xi) Non-Cumulative Convertible Preferred Stock, Series 2004-1; (xii) Variable Rate Non-Cumulative Preferred Stock, Series P; (xiii) 6.75% Non-Cumulative Preferred Stock, Series Q; (xiv) 7.625% Non-Cumulative Preferred Stock, Series R; (xv) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series S; (xvi) 8.25% Non-Cumulative Preferred Stock, Series T; and (xvii) 8.75% Non-Cumulative Mandatory Convertible Preferred Stock, Series 2008-1.
Impact of Conservatorship
The conservatorship does not eliminate Fannie Mae’s outstanding common stock or preferred stock; however, in accordance with the Federal Housing Finance Regulatory Reform Act of 2008 (the “Regulatory Reform Act”), FHFA, as Conservator and by operation of law, immediately succeeded to all rights, titles, powers and privileges of Fannie Mae’s stockholders with respect to Fannie Mae and its assets. As Conservator, FHFA announced on September 7, 2008 that Fannie Mae would not pay any dividends on the common stock or on any series of preferred stock. Additional information describing the impact of conservatorship on the rights of holders of Fannie Mae’s common and preferred stock is incorporated into this Item 3.03 by reference to the section captioned “Conservatorship” under Item 8.01 below.
As described below under the section captioned “Treasury Senior Preferred Stock Purchase Agreement and Related Issuance of Senior Preferred Stock and Common Stock Warrant” under Item 8.01, Fannie Mae may not declare or pay dividends on Fannie Mae equity securities without the prior written consent of the U.S. Department of the Treasury (“Treasury”). Fannie Mae has received the consent of Treasury and FHFA to pay the declared but unpaid dividends on all of our outstanding series of preferred stock on September 30, 2008 as scheduled. A copy of the news release announcing that consent is attached as Exhibit 99.1 to this report and incorporated herein by reference.
Impact of Senior Preferred Stock Purchase Agreement, Senior Preferred Stock and Common Stock Warrant
Information describing the impact of the Senior Preferred Stock Purchase Agreement, Senior Preferred Stock and Warrant on the rights of holders of Fannie Mae’s common and preferred stock is incorporated into this Item 3.03 by reference to the section captioned “Treasury Senior Preferred Stock Purchase Agreement and Related Issuance of Senior Preferred Stock and Common Stock Warrant” under Item 8.01 below.

Item 5.01	Changes in Control of Registrant.
The information required by this Item is incorporated into this Item 5.01 by reference to the section captioned “Conservatorship” under Item 8.01 below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information required by this Item is incorporated into this Item 5.02 by reference to the section captioned “Company Management” under Item 8.01 below.

Item 8.01	Other Events.
On September 7, 2008, Henry M. Paulson, Jr., Treasury Secretary, and James B. Lockhart, Director of FHFA, Fannie Mae’s safety, soundness and mission regulator, announced several actions taken by FHFA and Treasury “in an effort to help restore confidence in Fannie Mae and Freddie Mac, enhance their capacity to fulfill their mission, and mitigate the systemic risk that has contributed directly to the instability in the current market.” These actions include (1) FHFA’s decision to place both Fannie Mae and Freddie Mac in conservatorship, (2) the establishment by Treasury and FHFA of preferred stock purchase agreements between Treasury and the conserved entities, (3) the establishment of a new secured lending credit facility that is available to Fannie Mae, Freddie Mac and the Federal Home Loan Banks and (4) the initiation by Treasury of a temporary program to purchase GSE mortgage backed securities (“MBS”).
CONSERVATORSHIP
On September 7, 2008, James B. Lockhart, Director of FHFA issued a statement announcing the appointment of FHFA as Conservator of Fannie Mae. The statement is attached as Exhibit 99.2 to this report. In accordance with the Regulatory Reform Act, FHFA, as Conservator and by operation of law, immediately succeeded to (1) all rights, titles, powers and privileges of Fannie Mae, and of any stockholder, officer or director of Fannie Mae with respect to Fannie Mae and its assets, and (2) title to all books, records and assets of Fannie Mae held by any other legal custodian or third party.
In addition, under the Regulatory Reform Act, FHFA, as Conservator, has the power to repudiate contracts entered into by Fannie Mae prior to the appointment of FHFA as Conservator if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of Fannie Mae’s affairs. FHFA’s right to repudiate any contract must be exercised within a reasonable period of time after its appointment as Conservator. Further, FHFA, as Conservator, has the power to transfer or sell any asset or liability of Fannie Mae and may do so without any approval, assignment or consent. The Regulatory Reform Act also may prevent the enforcement of any contract right of third parties under such contracts providing for termination, default, acceleration or exercise of rights solely by reason of the appointment of FHFA as Conservator. In addition, the Regulatory Reform Act provides that no person may exercise any right or power to terminate, accelerate or declare an event of default under any contract to which Fannie Mae is a party, or obtain possession of or exercise control over any property of Fannie Mae, or affect any contractual rights of Fannie Mae, without the approval of FHFA as Conservator for a period of 45 days following the appointment of FHFA as Conservator.

According to the “Statement by Secretary Henry M. Paulson, Jr. on Treasury and Federal Housing Finance Agency Action to Protect Financial Markets and Taxpayers” published by Treasury on September 7, 2008, “[b]ecause the GSEs are in conservatorship, they will no longer be managed with a strategy to maximize shareholder returns.”
The conservatorship has no termination date. In a Fact Sheet entitled “Questions and Answers on Conservatorship” published by FHFA on September 7, 2008, FHFA stated that, upon the Director’s determination that the Conservator’s plan to restore the company to a safe and solvent condition has been completed successfully, the Director will issue an order terminating the conservatorship.
TREASURY SENIOR PREFERRED STOCK PURCHASE AGREEMENT AND RELATED ISSUANCE OF SENIOR PREFERRED STOCK AND COMMON STOCK WARRANT
Treasury Senior Preferred Stock Purchase Agreement
On September 7, 2008, Fannie Mae, through FHFA, in its capacity as Conservator, and Treasury, entered into a Senior Preferred Stock Purchase Agreement. Pursuant to the agreement, Fannie Mae agreed to sell and issue to Treasury one million shares of Variable Liquidation Preference Senior Preferred Stock, Series 2008-2 (the “Senior Preferred Stock”), with an initial liquidation preference equal to $1,000 per share (for an aggregate of $1 billion), and a warrant for the purchase of Fannie Mae common stock (the “Warrant”). The terms of the Senior Preferred Stock and Warrant are summarized in separate sections below.
The Senior Preferred Stock and Warrant were sold and issued to Treasury as an initial commitment fee in consideration of the commitment from Treasury (the “Commitment”) to provide funds to Fannie Mae under the terms and conditions set forth in the Senior Preferred Stock Purchase Agreement. In addition to the issuance of the Senior Preferred Stock and Warrant, beginning on March 31, 2010, Fannie Mae will pay a periodic commitment fee to Treasury on a quarterly basis. This periodic commitment fee will accrue from January 1, 2010. The fee, to be mutually agreed upon by Fannie Mae and Treasury and to be determined with reference to the market value of the Commitment as then in effect, will be determined by or before December 31, 2009, and will be reset every five years. Treasury may waive the periodic commitment fee for up to one year at a time, in its sole discretion, based on adverse conditions in the U.S. mortgage market. Fannie Mae may elect to pay the periodic commitment fee in cash or add the amount of the fee to the liquidation preference of the Senior Preferred Stock.
The Senior Preferred Stock Purchase Agreement provides that, on a quarterly basis, we generally may draw funds under the Commitment up to the amount, if any, by which our total liabilities exceed our total assets for the applicable fiscal quarter (referred to as the “Deficiency Amount”), provided that the aggregate amount funded under the Commitment may not exceed $100 billion. The Senior Preferred Stock Purchase Agreement provides that the Deficiency Amount will be calculated differently in the event that Fannie Mae becomes subject to receivership or other liquidation process. In addition, the Deficiency Amount may be increased above the otherwise applicable amount upon mutual written agreement of Treasury and Fannie Mae. In addition, the Senior Preferred Stock Purchase Agreement provides that, if the Director of FHFA determines that the Director will be mandated by law to appoint a receiver for Fannie Mae unless our capital is increased by an amount up to, but not in excess of, the Deficiency Amount (subject to the $100 billion maximum amount that may be funded under the Commitment), then FHFA, in its capacity as our Conservator, may request that Treasury provide funds to us under the Commitment in such amount. The Senior Preferred Stock Purchase Agreement also provides that, if we have a Deficiency Amount as of the date of completion of the liquidation of our assets, we may request funds from Treasury in an amount up to the Deficiency Amount (subject to the $100 billion maximum amount that may be funded under the Commitment). Any amounts drawn by Fannie Mae under the Commitment will be added to the liquidation preference of the Senior Preferred Stock. As of September 11, 2008, Fannie Mae has not drawn any amounts under the Commitment.
The Senior Preferred Stock Purchase Agreement provides that the Commitment will terminate under any the following circumstances: (i) the completion of a liquidation of Fannie Mae and fulfillment of Treasury’s obligations under the Commitment at that time, (ii) the payment in full of all Fannie Mae’s liabilities, and (iii) the funding by Treasury of $100 billion under the Commitment. In addition, Treasury may terminate the Commitment and declare the Senior Preferred Stock Purchase Agreement null and void if a court vacates, modifies, amends, conditions, enjoins, stays or otherwise affects the appointment of the Conservator or otherwise curtails the Conservator’s powers. Treasury may not terminate the Commitment solely by reason of the conservatorship, receivership or other insolvency proceeding of Fannie Mae or Fannie Mae’s financial condition or any adverse change in our financial condition. The Senior Preferred Stock Purchase Agreement provides that most provisions of the agreement may be waived or amended by mutual written agreement of the parties; however, no waiver or amendment of the agreement is permitted that would decrease the aggregate Commitment or add conditions to funding amounts required to be funded by Treasury under the Commitment if such amendment or waiver would adversely affect in any material respect the holders of Fannie Mae’s debt securities or beneficiaries of guaranteed Fannie Mae MBS.
The Senior Preferred Stock Purchase Agreement includes several covenants that significantly restrict our business activities. The Senior Preferred Stock Purchase Agreement provides that, until the Senior Preferred Stock is repaid or redeemed in full, Fannie Mae may not, without the prior written consent of Treasury:
i.	Declare or pay any dividend (preferred or otherwise) or make any other distribution with respect to any Fannie Mae equity securities (other than with respect to the Senior Preferred Stock or Warrant);

ii.	Redeem, purchase, retire or otherwise acquire any Fannie Mae equity securities (other than the Senior Preferred Stock or Warrant);

iii.	Sell or issue any Fannie Mae equity securities (other than the Senior Preferred Stock, the Warrant and the common stock issuable upon exercise of the Warrant and other than as required by the terms of any binding agreement in effect on the date of the Senior Preferred Stock Purchase Agreement);

iv.	Terminate the conservatorship (other than in connection with a receivership);

v.	Sell, transfer, lease or otherwise dispose of any assets, other than dispositions for fair market value: (a) to a limited life regulated entity; (b) of assets and properties in the ordinary course of business, consistent with past practice; (c) in connection with a liquidation of Fannie Mae by a receiver; (d) of cash or cash equivalents for cash or cash equivalents; or (e) to the extent necessary to comply with the covenant described below relating to the reduction of our mortgage assets beginning in 2010;

vi.	Incur indebtedness that would result in Fannie Mae’s aggregate indebtedness exceeding 110% of our aggregate indebtedness as of June 30, 2008;

vii.	Issue any subordinated debt;

viii.	Enter into a corporate reorganization, recapitalization, merger, acquisition or similar event; or

ix.	Engage in transactions with affiliates unless the transaction is (a) pursuant to the Senior Preferred Stock Purchase Agreement, the Senior Preferred Stock or the Warrant, (b) upon arm’s length terms or (c) a transaction undertaken in the ordinary course or pursuant to a contractual obligation or customary employment arrangement in existence on the date of the Senior Preferred Stock Purchase Agreement.
The Senior Preferred Stock Purchase Agreement also provides that Fannie Mae may not own mortgage assets in excess of (a) $850 billion on December 31, 2009, or (b) on December 31 of each year thereafter, 90% of the aggregate amount of Fannie Mae’s mortgage assets as of December 31 of the immediately preceding calendar year, provided that Fannie Mae is not required to own less than $250 billion in mortgage assets. In addition, the Senior Preferred Stock Purchase Agreement provides that Fannie Mae may not enter into any new compensation arrangements or increase amounts or benefits payable under existing compensation arrangements of any named executive officer (as defined by Securities and Exchange Commission rules) without the consent of the Director of FHFA, in consultation with the Secretary of the Treasury.
Fannie Mae is required under the Senior Preferred Stock Purchase Agreement to provide annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K to Treasury in accordance with the time periods specified in the SEC’s rules. In addition, the designated representative of Fannie Mae is required to provide quarterly certifications to Treasury certifying compliance with the covenants contained in the Senior Preferred Stock Purchase Agreement and the accuracy of the representations made pursuant to agreement.
A copy of the Senior Preferred Stock Purchase Agreement is filed as Exhibit 4.1 to this report and incorporated herein by reference. A copy of a Fact Sheet published by the Treasury regarding the Senior Preferred Stock Purchase Agreement is attached as Exhibit 99.3 to this report.
Issuance of Variable Liquidation Preference Senior Preferred Stock, Series 2008-2
Pursuant to the Senior Preferred Stock Purchase Agreement described above, on September 8, 2008, Fannie Mae, through FHFA, in its capacity as Conservator, issued one million shares of Senior Preferred Stock to Treasury. The Senior Preferred Stock was issued to Treasury in consideration of the Commitment from Treasury to provide funds to us under the terms set forth in the Senior Preferred Stock Purchase Agreement.

Shares of the Senior Preferred Stock have no par value and a stated value and initial liquidation preference per share equal to $1,000 per share. The liquidation preference of the Senior Preferred Stock is subject to adjustment, as provided in the Certificate of Designation for the Senior Preferred Stock. To the extent dividends are not paid for any dividend period, the dividends will accrue and be added to the liquidation preference of the Senior Preferred Stock. In addition, any amounts paid by Treasury to Fannie Mae pursuant to Treasury’s Commitment set forth in the Senior Preferred Stock Purchase Agreement and any periodic commitment fees payable under the Senior Preferred Stock Purchase Agreement that are not paid in cash to Treasury will be added to the liquidation preference of the Senior Preferred Stock. As described below, Fannie Mae may make payments pursuant to the terms of the Certificate of Designation to reduce the liquidation preference of the Senior Preferred Stock.
Holders of the Senior Preferred Stock are entitled to receive, when, as and if declared by Fannie Mae’s Board of Directors, cumulative quarterly cash dividends at the annual rate set forth below on the then-current liquidation preference of the Senior Preferred Stock. The initial dividend, if declared, will be payable on December 31, 2008 and will be for the period from but not including September 8, 2008 through and including December 31, 2008. The dividend rate for the Senior Preferred Stock is 10% per year; however, if at any time Fannie Mae fails to pay required cash dividends in a timely manner, then immediately following such failure and for all dividend periods thereafter until the dividend period following the date on which Fannie Mae has paid in cash full cumulative dividends (including any unpaid dividends added to the liquidation preference), the dividend rate will be 12% per year.
The Senior Preferred Stock ranks prior to Fannie Mae common stock and all outstanding series of Fannie Mae preferred stock (which are listed in Item 3.03 above), as well as any Fannie Mae capital stock issued in the future, as to both dividends and rights upon liquidation. The Certificate of Designation for the Senior Preferred Stock provides that Fannie Mae may not, at any time, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any common stock or other securities ranking junior to the Senior Preferred Stock unless (a) full cumulative dividends on the outstanding Senior Preferred Stock in respect of the then-current dividend period and all past dividend periods (including any unpaid dividends added to the liquidation preference) have been declared and paid in cash, and (b) all amounts required to be paid with the net proceeds of any issuance of capital stock for cash have been paid in cash. Shares of the Senior Preferred Stock are not convertible. Shares of the Senior Preferred Stock have no general or special voting rights, other than those set forth in the Certificate of Designation or otherwise required by law. The consent of holders of at least two-thirds of all outstanding shares of Senior Preferred Stock is generally required to amend the Certificate of Designation or to create any class or series of stock that ranks prior to or on parity with the Senior Preferred Stock.
Fannie Mae is not permitted to redeem the Senior Preferred Stock prior to the termination of the Commitment set forth in the Senior Preferred Stock Purchase Agreement; however, Fannie Mae is permitted to pay down the liquidation preference of the outstanding shares of Senior Preferred Stock to the extent of (i) accrued and unpaid dividends previously added to the liquidation preference and not previously paid down; and (ii) periodic commitment fees previously added to the liquidation preference and not previously paid down. In addition, to the extent Fannie Mae issues any shares of capital stock for cash at any time the Senior Preferred Stock is outstanding, it is required to use the net proceeds of the issuance to pay down the liquidation preference of the Senior Preferred Stock; however, the liquidation preference of each share of Senior Preferred Stock may not be paid down below $1,000 per share prior to the termination of the Commitment. Following the termination of the Commitment, Fannie Mae may pay down the liquidation preference of all outstanding shares of Senior Preferred Stock at any time, in whole or in part. If after termination of the Commitment, Fannie Mae pays down the liquidation preference of each outstanding share of Senior Preferred Stock in full, the shares will be deemed to have been redeemed as of the payment date.
The preceding summary of the terms of the Senior Preferred Stock is qualified in its entirety by the Certificate of Designation for the Senior Preferred Stock, a copy of which is filed as Exhibit 4.2 to this report and incorporated herein by reference.
Pursuant to our Charter Act, the shares of Senior Preferred Stock are “exempted securities” within the meaning of the Securities Act of 1933, as amended, and other laws administered by the SEC to the same extent as securities that are obligations of, or are guaranteed as to principal and interest by, the United States, except that, under the Regulatory Reform Act, our equity securities are not treated as exempted securities for purposes of Section 12, 13, 14 or 16 of the Securities Exchange Act of 1934.
Issuance of Common Stock Warrant
Pursuant to the Senior Preferred Stock Purchase Agreement described above, on September 7, 2008, Fannie Mae, through FHFA, in its capacity as Conservator, issued a Warrant to Purchase Common Stock to Treasury. The Warrant was issued to Treasury in consideration of the Commitment from Treasury to provide funds to us under the terms set forth in the Senior Preferred Stock Purchase Agreement.
The Warrant provides Treasury with the ability to purchase shares of Fannie Mae common stock equal to 79.9% of the total number of shares of Fannie Mae common stock outstanding on a fully diluted basis on the date of exercise. The Warrant may be exercised in whole or in part at any time during the period from September 7, 2008 through September 7, 2028, by delivery to Fannie Mae of: (a) a notice of exercise; (b) payment of the exercise price of $0.00001 per share; and (c) the Warrant. If the market price of one share of common stock is greater than the exercise price, in lieu of exercising the Warrant by payment of the exercise price, Treasury may elect to receive shares equal to the value of the Warrant (or portion thereof being canceled) pursuant to the formula specified in the Warrant. Upon exercise of the Warrant, Treasury may assign the right to receive the shares of common stock issuable upon exercise to any other person. As of September 11, 2008, Treasury has not exercised the Warrant.
The preceding summary of the terms of the Warrant is qualified in its entirety by the Federal National Mortgage Association Warrant to Purchase Common Stock, a copy of which is filed as Exhibit 4.3 to this report and incorporated herein by reference.

Pursuant to our Charter Act, the Warrant is an “exempted security” within the meaning of the Securities Act of 1933, as amended, and other laws administered by the SEC to the same extent as securities that are obligations of, or are guaranteed as to principal and interest by, the United States, except that, under the Regulatory Reform Act, our equity securities are not treated as exempted securities for purposes of Section 12, 13, 14 or 16 of the Securities Exchange Act of 1934.
TREASURY CREDIT FACILITY
On September 7, 2008, Treasury announced a Government Sponsored Enterprise Credit Facility (the “Facility”) that would “provide secured funding on an as needed basis” until December 31, 2009 under terms and conditions established by the Treasury Secretary. As of September 11, 2008, Fannie Mae has not yet entered into this Facility, but expects to do so shortly. A copy of a Fact Sheet published by Treasury regarding the Facility is attached as Exhibit 99.4 to this report.
MBS PURCHASE PROGRAM
The Regulatory Reform Act granted Treasury the authority to purchase GSE MBS and this authority expires on December 31, 2009. On September 7, 2008, Treasury Secretary Henry M. Paulson, Jr. announced that Treasury is initiating a temporary program to purchase GSE MBS, and that Treasury will begin this new program later this month. A copy of a Fact Sheet published by Treasury regarding the MBS purchase program is attached as Exhibit 99.5 to this report.
COMPANY MANAGEMENT
On September 7, 2008, pursuant to its authority as Conservator of Fannie Mae, FHFA appointed Herb M. Allison, Jr. as President and Chief Executive Officer of Fannie Mae, effective immediately. Prior to joining the company, Mr. Allison, age 65, served as Chairman, President and Chief Executive Officer of Teachers Insurance and Annuity Association — College Retirement Equities Fund (TIAA-CREF) from November 2002 to April 2008, and President and Chief Operating Officer of Alliance for Lifelong Learning, a nonprofit distance-education company, from 2000 to 2002. Prior to that, Mr. Allison held several positions during his employment from 1971 to 1999 at Merrill Lynch & Co., including President and Chief Executive Officer from 1997 to 1999. Mr. Allison is a director of Time Warner Inc. He also serves on the Advisory Board of the Yale School of Management, the Advisory Council of Stanford Business School, and the board of directors of The Conference Board. The terms of Mr. Allison’s compensation or severance arrangement have not yet been determined.
Mr. Allison replaces Daniel H. Mudd, who was the company’s President and Chief Executive Officer. During a transition period, Mr. Mudd continues as an employee of the company.
Upon the appointment of the Conservator on September 6, 2008, in accordance with the Regulatory Reform Act, FHFA, as Conservator and by operation of law, immediately succeeded to all rights, titles, powers and privileges of Fannie Mae, and of any director of Fannie Mae with respect to Fannie Mae and its assets. Accordingly, the Board of Directors no longer has the power or duty to manage, direct or oversee the business and affairs of Fannie Mae.

NEW YORK STOCK EXCHANGE MATTERS
Since September 7, 2008, we have been in discussions with the Staff of the New York Stock Exchange (“NYSE”) regarding the effect of the conservatorship on our on-going compliance with the rules of the NYSE and the continued listing of our common and preferred stock on the NYSE in light of the unique circumstances of the conservatorship. To date, we have not been informed of any non-compliance by the NYSE.
FORWARD-LOOKING STATEMENTS
This report contains forward-looking statements, which are statements about matters that are not historical facts. In addition, our senior management may from time to time make forward-looking statements orally to analysts, investors, the news media and others. Forward-looking statements often include words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “forecast,” “project,” “would,” “should,” “could,” “may,” or similar words.
Among the forward-looking statements in this report are statements relating to:

•	whether the actions taken by FHFA and Treasury will restore confidence in us, enhance our capacity to fulfill our mission, and mitigate the systemic risk contributing to the instability in the mortgage and MBS markets;
•	the actions FHFA, Treasury and Fannie Mae management may take in pursuit of these objectives;
•	the impact on us of the conservatorship, the Senior Preferred Stock Purchase Agreement, the Senior Preferred Stock, the Warrant, the Facility, Treasury’s MBS purchase plan, the change in our CEO and Board of Directors and the succession of the Conservator to the rights, titles, powers and privileges of Fannie Mae and our stockholders, officers and directors with respect to our assets;
•	our expectations as to whether, and when, the conservatorship will be terminated and the powers of the shareholders, including voting powers, will be reinstated;
•	the amount and terms of the periodic commitment fees to Treasury;
•	whether Treasury will provide funds to us under the Senior Preferred Stock Purchase Agreement or under the Facility;
•	our expectations with respect to any adjustments in the liquidation preference of the Senior Preferred Stock;
•	the amount and timing of dividends declared on the Senior Preferred Stock in any period, and our expectations as to the annual dividend rate on the Senior Preferred Stock;
•	whether we will be able to declare or pay dividends on, or purchase or acquire our common stock or preferred stock ranking junior to the Senior Preferred Stock or whether we will be able to make distributions with respect to, or redeem or make a liquidation payment with respect to, any class or series of preferred stock ranking junior to the Senior Preferred Stock;
•	whether Treasury’s Commitment will be terminated;
•	whether Treasury will exercise its Warrant, in whole or in part, to purchase up to 79.9% of our shares of common stock;
•	whether Treasury will assign the right to receive shares of our common stock issuable upon exercise of the Warrant to any other person;
•	whether we will make loan requests pursuant to the Facility and, if so, the amount of any such loan requests and whether they will be approved by Treasury;
•	our expectations as to the amount of collateral that is now, or will be at any time, available to pledge under the Facility;
•	our expectations with respect to the interest rate on any loan request under the Facility;
•	our expectations as to whether, and when, Treasury will purchase Fannie Mae MBS;
•	our expectations with respect to our ongoing compliance with NYSE listing rules and any actions that the NYSE may take;
•	our expectations with respect to the continued listing of our common and preferred stock on the NYSE;
•	our expectations with respect to returns for common and preferred stockholders; and
•	the effect of the conservatorship and the actions of FHFA and Treasury on the value of our common and outstanding series of preferred stock ranking junior to the Senior Preferred Stock.

Forward-looking statements reflect our management’s expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. There are a number of factors, many of which we have no control over, that could cause actual conditions, events or results to differ materially from those described in the forward-looking statements contained in this report, including, but not limited to:
•	the actions FHFA, Treasury and our management may take;

•	the impact of the restrictions and other terms of the conservatorship, the Senior Preferred Stock Purchase Agreement, the Senior Preferred Stock and the Warrant on our business;

•	any restructuring or reorganization of the form of our company, including whether we will remain a stockholder-owned company;

•	conditions in the U.S. mortgage market, including the effect of the conservatorship on mortgage interest rates and the availability of mortgages;

•	conditions in the global financial markets and the confidence of the financial markets in our business;

•	conditions in the U.S. economy;

•	our ability to securitize loans in our mortgage portfolio into guaranteed Fannie Mae MBS;

•	our ability to continue and expand our issuance of debt and MBS securities and our guarantee activities;

•	the effect of the conservatorship on our ability to attract and retain skilled employees;

•	any litigation or other proceedings pending or brought in the future by any private parties or regulatory bodies and the effect of the conservatorship on such matters, including any amounts we may pay in settlement of such litigation or proceedings;

•	our ability to pledge MBS as collateral under the Facility;

•	the adequacy of our loss reserves;

•	pending or future regulatory action, accounting pronouncements, or litigation; and

•	those factors described in this report and in “Part I—Item 1A—Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 Form 10-K”) and in “Part II—Item 1A—Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 (the “Second Quarter Form 10-Q”).
Readers are cautioned to place forward-looking statements in this report or that we make from time to time into proper context by carefully considering the factors discussed in this report and in “Part I—Item 1A—Risk Factors” of our 2007 Form 10-K and in “Part II—Item 1A—Risk Factors” our Second Quarter Form 10-Q. These forward-looking statements are representative only as of the date they are made, and we undertake no obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under the federal securities laws.
Item 9.01 Financial Statements and Exhibits.
(d) The exhibit index filed herewith is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION
By	/s/ Herb M. Allison, Jr.
Herb M. Allison, Jr.
Chief Executive Officer

Date: September 11, 2008

EXHIBIT INDEX
     The following exhibits are submitted herewith:

Exhibit No.	Description
4.1	Senior Preferred Stock Purchase Agreement dated as of September 7, 2008, between the United States Department of the Treasury and Federal National Mortgage Association, acting through the Federal Housing Finance Agency as its duly appointed conservator

4.2	Certificate of Designation of Terms of Variable Liquidation Preference Senior Preferred Stock, Series 2008-2

4.3	Warrant to Purchase Common Stock, dated September 7, 2008

99.1	September 10, 2008 News Release Announcing Consent to pay declared but unpaid dividends on outstanding preferred stock

99.2	September 7, 2008 Statement of FHFA Director James B. Lockhart

99.3	Fact Sheet published by the U.S. Treasury Department regarding the Senior Preferred Stock Purchase Agreement

99.4	Fact Sheet published by the U.S. Treasury Department regarding the Credit Facility

99.5	Fact Sheet published by the U.S. Treasury Department regarding the GSE Mortgage Backed Securities Purchase Program